                                                                   EXHIBIT 10.29


                     CONVERTIBLE LOAN COMMITMENT AGREEMENT


     This Agreement is entered into as of October 15, 1996, by and between Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), and The State Treasurer of the State of Michigan, Custodian of the Michigan Public School Employees' Retirement System, State Employees' Retirement System, Michigan State Police Retirement System, and Michigan Judges Retirement System(the "State"), as follows:

      1.  Definitions.
          -----------

          "Funding Request" is defined in Section 2.3 hereof.

          "IPO" shall mean an initial public offering of stock by the Company which is registered with the United States Securities and Exchange Commission, resulting in the sale of securities aggregating to at least $10 million.

          "Loan" or "Loans" are described in Section 2 hereof.

          "Maturity Date" is defined in Section 2.5 hereof.

          "Qualifying Financing" shall mean any one of the following:

               i. the Company entering into (or completing) a term sheet agreement (or other agreement) with investors or an underwriter by the Maturity Date, which provides for: (a) a scheduled closing by February 1, 1998, (b) a public sale (i.e., an IPO) or private sale of equity securities of the Company, the gross proceeds from which equity sale is to aggregate to at least $10 million, (c) the proceeds of the sale are not designated by the investor for specified limited purposes, (d) the price per share for the sale is set by mutual agreement between the Company and new investors who invest at least $1 million, and (e) the sale of equity securities actually is consummated by February 1, 1998; or

               ii. the Company entering into (or completing) a term sheet agreement (or other agreement) by the Maturity Date for the merger or sale of the Company at a value of at least $85 million, with (a) a scheduled closing for the merger or sale to be by February 1, 1998, and (b) the merger or sale actually is consummated by February 1, 1998; or

               iii. the Company's Board of Directors adopting an Operational Plan for the Company to continue its operations in the ordinary course of business through December 31, 1998, funded by the Company's own cash flow and other resources, without requiring outside equity or debt investment in the Company.

      2.  Loan Commitment.
          ---------------

          2.1. In accordance with and subject to the terms of this Agreement, the State agrees to make Loans to the Company, in accordance with Funding Requests, up to an aggregate principal balance owing on the Loans not to exceed $5 million.

          2.2. Each Loan shall be for an amount not less than $1 million principal.

          2.3. Each Funding Request shall be in writing and shall be submitted by the Company to the State requesting a Loan to be made from the State to the Company in 45 days from the date of the Funding Request (or such longer period as may be specified by the Company). The Company may not submit a Funding Request prior to October 15, 1996, nor after September 1, 1997. The Company may not submit more than three (3) Funding Requests.

          2.4. As a precondition to the Company's first Funding Request, the Company must first have requested and obtained (or be in the process of obtaining) all of the $5 million equity investment from Cobe Laboratories, Inc. ("Cobe") for purchasing Series F preferred stock.

          2.5. Each Loan shall be evidenced by a promissory note signed and delivered by the Company to the State, specifying the principal amount of the Loan as specified in the Funding Request, in the form of the promissory note attached hereto as Exhibit A. As specified in more detail in said promissory note, (a) simple interest shall accrue at 10% per annum and be payable with principal at maturity, (b) the Company shall have an option to prepay any or all of the principal and/or accrued interest at any time, without penalty, (c) in lieu of the Company repaying the promissory note in cash, the Company shall have the option to satisfy the promissory note by converting any unpaid principal and accrued interest owing on the promissory note into equity stock of the Company, in accordance with the provisions set forth in the promissory note, (d) if the Company does not elect to convert the promissory note into equity, then all principal and accrued interest owing on the promissory note shall mature and be fully due and payable on the Maturity Date, which shall be the earlier of (i) 60 days following consummation of the Company's IPO or Qualifying Financing or (ii) 12 months following the date when the State makes the first Loan to the Company, and all promissory notes shall have this same Maturity Date, (e) the Company's obligations on the promissory notes shall be senior to or in parity with all other unsecured debt owed by the Company, and (f) within 15 days following completion of an IPO or Qualifying Financing, the Company shall give written notice to the State specifying whether the Company will (i) repay the promissory note at the Maturity Date, or (ii) convert the promissory note into equity stock of the Company.

          2.6. The parties acknowledge that the Company is obligated, pursuant to previously existing agreements, to offer to many of the Company's existing shareholders the right to participate and invest in the same convertible debt commitment as is set forth in this Agreement. In the event any of the Company's other shareholders elect to so participate, then the $5 million level of the State's commitment shall be reduced on a dollar for dollar basis by each dollar committed by another shareholder for this convertible debt investment. The number of Commitment Stock Warrants (hereinafter described) grant to the State shall also be reduced on a prorata basis to the extent the Company's other shareholders elect to so participate. For example, if the other shareholders commit in the aggregate to $1 million convertible debt on the same terms as set forth in this Agreement, then the State's commitment level pursuant to this Agreement shall be reduced from $5 million to $4 million, and the Commitment Stock Warrant shall be reduced from 104,167 warrant shares to 83,334 warrant shares (i.e., a one-fifth reduction).

          2.7. Once the Company has submitted a Funding Request to the State in accordance with the foregoing, and met the conditions as specified in Section 3 hereof, the State shall make the requested loan to the Company by wiring funds to the Company's bank account, pursuant to wire transfer instructions furnished to the State by the Company.

          2.8. Upon the Company completing an IPO, the State's obligation to make further loan advances will terminate.

      3.  Conditions for Each Loan.  As a condition to the State's
          ------------------------
obligation to make each Loan in accordance with the Company's Funding Request, the Company shall submit to the State the following:

          a. the promissory note for said Loan, duly signed by the Company, with authority for the State to insert the date on said promissory note when the State advances the Loan proceeds to the Company;

          b. a certificate signed by the President and the Chief Financial Officer of the Company certifying that, (i) the Company is not in material default under any of the Company's material obligations, and (ii) to the best of their knowledge and belief, all items of the information furnished to the State (via Joseph Taylor or such other representative as may be designed by the State), including without limitation, financial statements, minutes of Board meetings, draft Registration Statement on Form S-1 for the Company, dated August 1996, as supplemented by an update dated as of October 3, 1996 (collectively called the "Disclosure Statement"), and all other written materials and oral information, remain true and correct, and, when read together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading, and
(iii) the Company's

Board of Directors has authorized the officers of the Company to execute and deliver the promissory note, and (iv) the Company has previously requested and obtained (or is in the process of obtaining) $5 million of equity funding from Cobe pursuant to that certain Stock Purchase Commitment Agreement between Cobe and the Company.

          4.  Equity Conversion.  In lieu of the Company repaying the promissory
              -----------------
notes in cash, the Company shall have the option to convert any unpaid principal and interest owing on the promissory notes into equity stock of the Company, in accordance with the following provisions:

              a. if, by the Maturity Date, the Company has an IPO or another Qualifying Financing, then the Company has the option to convert the principal and interest owing on the promissory notes into the Company's capital stock, consisting of common stock issued pursuant to the IPO or the preferred stock or other equity issued by the Company pursuant to the Qualifying Financing, at a conversion price equal to 90% of the price paid by the other investors in the IPO or Qualifying Financing (without deduction for underwriter's commissions and discounts).

              b. if, by the Maturity Date, the Company has not yet had an IPO or another Qualifying Financing, and if the Company does not repay the promissory notes in cash by the Maturity Date, then the principal and accrued interest owing on the promissory notes shall be converted into a new series of the Company's preferred stock (to be designated as Series G preferred stock), at $4.65 per share, which preferred stock shall have a liquidation preference and conversion price of $4.65 per share, with a liquidation preference senior to all other preferred stock existing at the time of issuance of the Series G preferred stock, and with other rights, preferences and privileges comparable to the Company's Series E preferred stock. Said Series G preferred stock will include a customary weighted average anti-dilution protection provision applicable to the Company's next following sale of preferred stock of at least $1 million to new investors.

              c. In the event the "Qualifying Financing" is an "Operational Plan" as described in subparagraph (iii) of the definition of a Qualifying Financing, , then the equity securities into which the principal and interest owing on the promissory notes shall be converted pursuant to Section 4 hereof shall be a new series of the Company's preferred stock (Series G) having rights, preferences and privileges comparable to those of the Company's Series E preferred stock, but with a conversion price and liquidation preference being equal to 90% of the then current fair market value of the Company's then most recently issued preferred stock sold to cash investors (excluding stock sold to RPR), and with a liquidation preference senior to all other preferred stock existing at the time of issuance of the Series G preferred stock. Said fair market value of said preferred stock shall be determined by mutual agreement between the Company and the State, but if no mutual agreement can be reached, then said fair market value shall be determined by a nationally recognized investment banking firm which is mutually selected by the Company and the State, with the fees for obtaining said valuation determination to be borne equally by the Company and the State. Said Series G preferred stock will include a customary weighted average anti-dilution protection provision applicable to the Company's next following sale of preferred stock of at least $1 million to new investors.

      5.  Stock Warrants.
          --------------

          5.1. As consideration for the State entering into this Agreement for a $5 million commitment, the Company shall issue to the State a stock warrant (the "Commitment Stock Warrant") entitling the State to purchase up to 104,167 shares of the Company's common stock (subject to reduction as specified in Section 2.6 hereof), on the following terms:

                i.  the exercise price shall be the lesser of:

                    (a) $6.00 share, increasing by $2.00 per share on each anniversary of the date the Company completes its IPO; or

                    (b) 85% of the fair market value of the Company's stock at the time the stock warrant is exercised, which value shall be determined as follows:

                        (1) if the Company's common stock is traded in the public stock market at the time the stock warrant is exercised, then said fair market value shall be the public trading price, calculated using the average of the last trading price of the day for the 20 trading days preceding the date of exercise.

                        (2) if the exercise of the stock warrant is made prior to the Company completing an IPO, then said fair market value shall be the fair market value of the Company's then most recently issued preferred stock sold to cash investors (excluding stock sold to RPR), determined by mutual agreement between the Company and the State. If no such mutual agreement is reached, then the fair market value of said preferred stock shall be determined by a nationally recognized investment banking firm which is mutually selected by the Company and the State, with the fees for such determination to be borne equally between the Company and the State.

                ii. The warrant shall become exercisable any time after the earlier of (a) 90 days after the Company completes its IPO or a Qualifying Financing, or (b) October 15, 1999 (provided that this date is not within 90 days after the IPO is completed, in which event the warrant shall be exercisable at the end of said 90 days).

                iii. The warrant shall expire on October 15, 2000, to the extent it has not been exercised prior thereto.

          5.2. In addition to the Commitment Stock Warrant, the Company shall also issue to the State a "Funding Stock Warrant" applicable to each increment of Loan funding advanced by the State to the Company pursuant to Section 2 above, based upon a 7.5% coverage formula, namely: 12,500 warrant shares for each $1 million of principal Loan funds advanced, or an aggregate of 62,500 warrant shares if all $5 million of Loan funds are advanced. The terms of said Funding Stock Warrants shall be the same as the terms of the above-described Commitment Stock Warrant.

          5.3. The form of the Commitment Stock Warrant and the Funding Stock Warrant shall be as set forth on Exhibit B attached hereto.

      6.  Piggyback Stock Registration Rights.  The shares to be issued by
          -----------------------------------
the Company to the State pursuant to the conversion of the Loan into equity (Section 4 above), and upon exercise of the stock warrants (Section 5 above), shall have piggyback stock registration rights comparable to those given by the Company to the holders of the Company's Series E preferred stock.

      7.  General Provisions.
          ------------------

          7.1.  Irrevocability; Binding Effect.  The State hereby acknowledges
                ------------------------------
and agrees that the commitment hereunder is irrevocable by the State, except as required by applicable law, and that this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives, and permitted assigns.

          7.2.  Modification.  This Agreement shall not be modified or waived
                ------------
except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

          7.3.  Notices.  A notice or other communication required or permitted
                -------
to be given hereunder shall be in writing and shall be given by any means, including without limitation, mail, express delivery service, or facsimile. Any notice or other communication shall be deemed given at the time it is received at the party's address set forth on the signature page of this Agreement, or at such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7.3.

          7.4.  Assignability.  This Agreement and the rights, interests and
                -------------
obligations hereunder are not transferable or assignable by the State, except to an affiliate of the State who qualifies as an "accredited investor". However, the promissory notes, stock warrants and stock issued by the Company to the State may be assigned by the State in accordance with their terms and in accordance with all applicable laws.

          7.5.  Applicable Law.  This Agreement shall be governed by and
                --------------
construed in accordance with the internal laws of the State of Michigan, without regard to its conflicts of laws principles.

          7.6.  Confidentiality.  The State acknowledges and agrees that any
                ---------------
information or data it has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. The State agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

          7.7.  Entirety.  This Agreement, together with the Exhibits and other
                --------
documents referenced herein, constitutes the entire agreement between the State and the Company with respect to the transactions described herein, and supersedes all prior oral or written agreements and understandings, if any, relating thereto. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

          7.8.  Construction.  All pronouns and any variations thereof used
                ------------
herein shall be deemed to be to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

          7.9.  Severability.  Each provision of this Agreement shall be
                ------------
considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity shall not impair the operation of or affect the remaining portions of this Agreement, so long as the material economic benefits remain enforceable.

          7.10.  Counterparts.  This Agreement may be executed in one or more
                 ------------
counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. Signatures may be transmitted by facsimile.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth above.


COMPANY:                         STATE:
AASTROM BIOSCIENCES, INC.,       THE STATE TREASURER OF THE STATE OF MICHIGAN,
a Michigan corporation           Custodian of the Michigan Public School
Domino's Farms, Lobby L          Employees' Retirement System, State Employees'
24 Frank Lloyd Wright Drive      Retirement System, Michigan State Police
Ann Arbor, MI 48105              Retirement System, and Michigan Judges
Fax:  313/930-5546               Retirement System
                                 430 W. Allegan St.
                                 Lansing, MI 48922
                                 Fax:  517/335-3668


By: /s/ R. Douglas Armstrong     By: /s/ Paul E. Rice
   -------------------------        ------------------------------

                                  EXHIBIT  A


                                Promissory Note

                                PROMISSORY NOTE


$_______________                                             Ann Arbor, Michigan
                                                              ____________, 199_

     1.   Obligation.  Aastrom Biosciences, Inc., a Michigan corporation
          ----------
("Maker"), for value received, hereby promises to pay to the order of The State Treasurer of the State of Michigan, Custodian of the Michigan Public School Employees' Retirement System, State Employees' Retirement System, Michigan State Police Retirement System, and Michigan Judges Retirement System ("Lender"), at Ann Arbor, Michigan, or at such other place as the holder hereof may in writing direct, the loan advances made from Lender to Maker, in the principal sum of _____________________________________ ($__________), together with interest thereon, at the rate, and due and payable, as set forth below. Maker's obligations on this Promissory Note shall be senior to or in parity with all other unsecured debt owed by Maker.

     2.   Series of Promissory Notes.  This Promissory Note is one of a series
          --------------------------
of promissory notes of Maker being issued to Lender in pursuant to the Convertible Loan Commitment Agreement dated ___________, 1996, by and between Lender and Maker (the "Loan Agreement"). Capitalized terms not otherwise defined in this Promissory Note shall have the meanings given to such terms in the Loan Agreement.

     3.   Interest.  The outstanding principal balance shall bear interest from
          --------
the date of disbursement to Maker at the rate of ten (10%) per annum, simple interest, until repaid in full. Accrued interest under this Promissory Note shall be payable at the Maturity Date, as specified herein. If interest is not be paid when due, it shall thereafter bear interest at the same rate as principal bears interest.

     4.   Maturity Date.  The entire unpaid principal balance and all unpaid
          -------------
accrued interest shall be due and payable on the "Maturity Date", which shall be the earlier to occur of (i) sixty (60) days following consummation of Maker's IPO or Qualifying Financing; or (ii) ________________, 199__.

     5.   Prepayment.  Maker shall have the option to prepay any or all of the
          ----------
principal and/or accrued interest owing on this Promissory Note at any time, without penalty or premium.

     6.   Conversion to Equity.
          --------------------

          a. Within 15 days following completion of an IPO or a Qualifying Financing, Maker shall give written notice to Lender specifying whether Maker will (1) repay this Promissory Note at the Maturity Date, or (2) convert this Promissory Note into equity stock pursuant to Section 6b hereof.

          b. In lieu of Maker repaying this Promissory Note in cash, Maker shall have the option to convert any unpaid principal and interest owing on this Promissory Note into equity stock of Maker, in accordance with the following provisions:

              (i) if, by the Maturity Date, Maker has an IPO or a Qualifying Financing (as defined below), then Maker has the option to convert the principal and interest owing on this Promissory Note into Maker's capital stock, consisting of common stock issued pursuant to the IPO or the preferred stock or other equity issued by Maker pursuant to the Qualifying Financing, at a conversion price equal to 90% of the price paid by the other investors in the IPO or Qualifying Financing (without deduction for underwriter's commissions and discounts).

              (ii) if, by the Maturity Date, Maker has not yet had an IPO or a Qualifying Financing, and if Maker does not repay this Promissory Note in cash by the Maturity Date, then the principal and accrued interest owing on this Promissory Note shall be converted into a new series of Maker's preferred stock (to be designated as Series G preferred stock), at $4.65 per share, which preferred stock shall have a liquidation preference and conversion price of $4.65 per share, with a liquidation preference senior to all other preferred stock of Maker, and with other rights, preferences and privileges comparable to Maker's Series E preferred stock. Said Series G preferred stock will include a customary weighted average anti-dilution protection provision applicable to Maker's next following sale of preferred stock of at least $1 million to new investors.

          c. As used in this Promissory Note, the term "Qualifying Financing" means any one of the following:

              (i) Maker entering into (or completing) a term sheet agreement (or other agreement) with investors or an underwriter by the Maturity Date, which provides for: (1) a scheduled closing by February 1, 1998, (2) a public or private sale of equity securities of Maker, the gross proceeds from which equity sale is to aggregate to at least $10 million, (3) the proceeds of the sale are not designated by the investor for specified limited purposes, (4) the price per share for the sale is set by mutual agreement between Maker and new investors who invest at least $1 million, and (5) the sale of equity securities actually is consummated by February 1, 1998; or

              (ii) Maker entering into (or completing) a term sheet agreement (or other agreement) by the Maturity Date for the merger or sale of Maker at a value of at least $85 million, with (a) a scheduled closing for the merger or sale to be by February 1, 1998, and (b) the merger or sale actually is consummated by February 1, 1998; or

              (iii) Maker's Board of Directors adopting an Operational Plan for Maker to continue its operations in the ordinary course of business through December 31, 1998, funded by Maker's own cash flow and other resources, without requiring outside equity or debt investment in Maker. In the event the "Qualifying Financing" is such "Operational Plan", then the equity securities into which the principal and interest owing on this Promissory Note shall be converted pursuant to Section 6bi above shall be a new series of Maker's preferred stock

(Series G) having rights, preferences and privileges comparable to those of Maker's Series E preferred stock, but with a conversion price and liquidation preference being equal to 90% of the then current fair market value of Maker's then most recently issued preferred stock sold to cash investors (excluding stock sold to RPR), and with a liquidation preference senior to all other preferred stock. Said fair market value of said preferred stock shall be determined by mutual agreement between Maker and Lender, but if no mutual agreement is reached, then said fair market value shall be determined by a nationally recognized investment banking firm which is mutually selected by Maker and Lender, with the fees for obtaining said valuation determination to be borne equally by Maker and Lender. Said Series G preferred stock will include a customary weighted average anti-dilution protection provision applicable to Maker's next following sale of preferred stock of at least $1 million to new investors.

     7.   Default.  Upon a default by Maker, as specified below, Lender may
          -------
declare the entire unpaid balance of principal and accrued interest immediately due and owing. Each of the following events shall constitute a default:

          a. Default in the payment of principal or interest due hereunder, and such default continues for a period of thirty (30) days after the due date thereof.

          b. The making of an assignment for the benefit of creditors by Maker, or the appointment of a receiver for all or substantially all of Maker's property, or the filing by Maker of a petition in bankruptcy or other similar proceeding under law for the relief of debtors; or

          c. The filing against Maker of a petition in bankruptcy or other similar proceeding under law for relief of debtors, and such petition is not vacated or discharged within sixty (60) days after the filing thereof

     8.   Costs of Collection.  If this Promissory Note is not paid when due,
          -------------------
whether at maturity or by acceleration, Maker promises to pay all costs incurred by Lender in collecting the amounts due hereunder, including reasonable attorneys' fees and expenses incurred by Lender in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Maker which in any way affects the exercise by Lender of its rights and remedies under this Promissory Note.

     9.   Waiver.  Presentment, demand, protest, notices of protest, dishonor
          ------
and non-payment of this Promissory Note and all notices of every kind are hereby waived. No single or partial exercise of, or forbearance from exercising, any power hereunder or under any other agreement or instrument pertaining to this Promissory Note shall preclude other or further exercises thereof or the exercise of any other power. No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Promissory Note.

     10.  Governing Law.  Principal and interest are payable in lawful money of
          -------------
the United States. This Promissory Note has been executed and delivered by Maker in the State of Michigan and shall be governed by and construed in accordance with the laws of the State of

Michigan. In any action brought under or arising out of this Promissory Note, Maker hereby consents to the jurisdiction of any competent court within the State of Michigan and consents to service of process by any means authorized by Michigan law.

     11.  Authority.  The undersigned individual signing this Promissory Note
          ---------
represents and warrants that the undersigned individual is duly authorized and empowered to execute and deliver this Promissory Note on behalf of Maker.

                         MAKER:

                              AASTROM Biosciences, Inc.

                              By:
                                  ----------------------------------

                                   EXHIBIT  B


                                 Stock Warrant

                                 STOCK WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS SO REGISTERED, UNLESS AN EXEMPTION FROM THE REQUIREMENT OF SUCH REGISTRATION IS AVAILABLE UNDER THE CIRCUMSTANCES AT THE TIME OBTAINING AND DEMONSTRATED BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY.

            Void after 5:00 p.m., Michigan Time, on October 15, 2000

                                                             Warrant to Purchase
                                                         up to _______ Shares of
                                                                    Common Stock


                           AASTROM BIOSCIENCES, INC.
               ------------------------------------------------
                         Common Stock Purchase Warrant


          1.  Grant of Warrant to Purchase Shares.  This is to certify that, for
              -----------------------------------
value received,

                 The State Treasurer of the State of Michigan,
     Custodian of the Michigan Public School Employees' Retirement System, State Employees' Retirement System, Michigan State Police Retirement System,
                     and Michigan Judges Retirement System

or assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), at any time within the Exercise Period (hereinafter defined), up to _______ fully paid and non-assessable shares (the "Shares") of Common Stock of the Company ("Stock"), at a purchase price per share (the "Exercise Price") as defined below. The Shares deliverable upon exercise of this Warrant, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the exercise price to purchase a share of Warrant Stock is hereinafter sometimes referred to as the "Exercise Price."

          2.   Definitions.
               -----------

               The "Exercise Period" shall commence on the earlier of (a) 90 days after the Company completing its IPO (as defined below), (b) the Company completing a Qualifying Financing, or (c) October 15, 1999 (provided that this date is not within 90 days after the IPO is completed, in which event the option shall be exercisable at the end of said 90 days); and the Exercise Period shall end on October 15, 2000.

               The "Exercise Price" shall be the lesser of:

                    (1) $6.00 share, increasing by $2.00 per share on each anniversary of the date the Company completes its IPO; or

                    (2) 85% of the fair market value of the Company's stock, which value shall be determined as follows:

                        (a) if the Company's common stock is traded in the public stock market at the time the stock warrant is exercised, then said fair market value shall be the public trading price, calculated using the average of the last trading price of the day for the 20 trading days preceding the date of exercise.

                        (b) if the exercise of the stock warrant is made prior to the Company completing an IPO, then said fair market value shall be the fair market value of the Company's then most recently issued preferred stock sold to cash investors (excluding stock sold to RPR), determined by mutual agreement between the Company and the State. If no such mutual agreement is reached, then the fair market value of said preferred stock shall be determined by a nationally recognized investment banking firm which is mutually selected by the Company and the State, with the fees for such determination to be borne equally between the Company and the State.

          The term "IPO" means an initial public offering of the Company's Common Stock which is registered with the United States Securities and Exchange Commission.

          The term "Qualifying Financing" means any one of the following:

               a. the Company entering into (or completing) a term sheet agreement (or other agreement) with investors or an underwriter by the Maturity Date, which provides for: (1) a scheduled closing by February 1, 1998, (2) a public or private sale of equity securities of the Company, the gross proceeds from which equity sale is to aggregate to at least $10 million, (3) the proceeds of the sale are not designated by the investor for specified limited purposes,
(4) the price per share for the sale is set by mutual agreement between the Company and new investors who invest at least $1 million, and (5) the sale of equity securities actually is consummated by February 1, 1998; or

               b. the Company entering into (or completing) a term sheet agreement (or other agreement) by the Maturity Date for the merger or sale of the Company at a value of at least $85 million, with (1) a scheduled closing for the merger or sale to be by February 1, 1998, and (2) the merger or sale actually is consummated by February 1, 1998; or

               c. the Company's Board of Directors adopting an Operational Plan for the Company to continue its operations in the ordinary course of business through December 31, 1998, funded by the Company's own cash flow and other resources, without requiring outside equity or debt investment in the Company.

          3.   Number of Shares Issuable Upon Exercise.  This Warrant may be
               ---------------------------------------
exercised from time to time to purchase up to an aggregate maximum of __________ Shares.

          4.  Method of Exercise.  During the Exercise Period, this Warrant may
              ------------------
be exercised by the Holder, in whole or in part, by surrender of this Warrant, together with an Exercise Agreement in the form attached hereto as Exhibit A, duly executed by the Holder, to the Company or at the office of its stock transfer agent, if any, accompanied by the cash payment of the Exercise Price for the number of Shares specified in such Exercise Agreement. Upon payment of the Exercise Price as provided in this
Section 4, the Holder shall thereupon be entitled to receive the number of Shares of Warrant Stock determined as provided hereunder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Shares purchasable hereunder. Upon receipt by the Company of this Warrant in proper form for exercise and accompanied by payment, the Holder shall be deemed to be the holder of record of the Shares of Warrant Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Warrant Stock shall not then be actually delivered to the Holder.

          5.   Expiration Date.  This Warrant shall expire October 15, 2000, or
               ---------------
such earlier date as the Company may complete a merger or sale of the Company, so long as the Holder is given at least 60 days' prior written notice of the proposed merger or sale, and an opportunity to exercise this Warrant, as contemplated by Section 12 hereof.

          6.   Reservation of Shares.  The Company hereby agrees that it will at
               ---------------------
all times reserve and keep available for issuance and delivery upon exercise of this Warrant such number of shares of Stock as shall be issuable from time to time upon exercise of this Warrant.

          7.   Fractional Shares.  No fractional Shares or scrip representing
               -----------------
fractional Shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a Share called for upon any exercise hereof, the Company will pay to the Holder cash in an amount equal to such fraction multiplied by the then current market value of such fractional Share, determined in such reasonable manner as may be determined by the Board of Directors of the Company, such determination to be final and binding on the Holder.

          8.   Exchange, Assignment or Loss of Warrant.  This Warrant is
               ---------------------------------------
exchangeable, without expense, at the option of the Holder, upon presentation and surrender to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder to purchase in the aggregate the same number of Shares of Warrant Stock purchasable hereunder. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice signed by the Holder specifying the denominations in which new Warrants are to be issued. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, or (in the case of mutilation) upon surrender and cancellation of this Warrant, as the case may be, the Company shall issue to the Holder a new Warrant of like tenor and date.

          9.  Rights of Holder.  The Holder shall not, by virtue hereof, be
              ----------------
entitled to any rights of a shareholder of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

          10.  Adjustment Provisions.
               ---------------------

               10.1  Adjustment of Exercise Price for Stock Splits, Stock
                     ----------------------------------------------------
Dividends Etc.  In case the Company shall at any time or from time to time
-------------
issue stock by way of dividend or other distribution on any capital stock of the Company, or subdivide or combine the outstanding shares of Stock, the Exercise Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such subdivision or increased in the case of such combination (in either case, on the date that such subdivision or combination shall become effective).

               10.2  No Adjustment for Small Amounts.  Anything in this Section
                     -------------------------------
10 to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments pursuant to this Section 10 shall cause a change of the Exercise Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the Exercise Price by at least one cent, such change in the Exercise Price shall then be given effect.

               10.3  Number of Shares Adjusted.  Upon any adjustment of the
                     -------------------------
Exercise Price pursuant to this Section 10, the Holder shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Exercise Price, the number of Shares of Warrant Stock, calculated to the nearest full share, obtained by multiplying the number of Shares of Warrant Stock issuable upon exercise of this Warrant prior to such adjustment by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the new Exercise Price.

          11.  Officer's Certificate.  Whenever the Exercise Price shall be
               ---------------------
adjusted pursuant to Section 10, the Company shall promptly create and file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, and mail to the Holder at his or her address as listed on the books and records of the Company, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. The original of each such officer's certificate shall be available for inspection during office hours at the Company's principal place of business. Such certificate shall be conclusive as to the correctness of such adjustment.

          12.  Reclassification, Reorganization or Merger.  In case of any
               ------------------------------------------
reclassification, capital reorganization or other change of outstanding shares of Stock of the Company (other than a change in par value, or as a result of an issuance of Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, sale or conveyance as the Holder would have received had this

Warrant been exercised immediately prior to such event. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 12 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Stock. In the event of a merger (where the Company is not the surviving entity), consolidation or other sale or conveyance (in all such cases where the consideration to be received by the holders of the Stock of the Company consists solely of cash or securities registered under the Securities Act of 1933, as amended, the "Act") and if requested by the Company, the Holder shall agree to exercise this Warrant immediately prior to such event, or otherwise the expiration date shall be accelerated to the day preceding the effective date of the merger, consolidation or other sale or conveyance.

          13.  Stock Registration.  Upon exercise of this Warrant, and with
               ------------------
respect to the Warrant Stock acquired by said exercise, the Holder shall become a "Purchaser" under, and be entitled to all of the rights set forth in, the Stock Registration Rights Agreement, dated as of April 2, 1992, as amended (the "Registration Agreement"), a copy of which has been given previously to the Holder, and the Holder agrees to be bound by the terms and conditions of the Registration Agreement, as applicable. Except as set forth in the Registration Agreement, the Company has no obligation to register any of the Shares of Warrant Stock issuable upon the exercise of this Warrant. Unless and until the shares of Warrant Stock are registered under the Act, the resale of the Warrant Stock by the Holder is restricted, and the Shares will be subject to the limitations and restrictions of Rule 144 after the Company has a public stock offering, and the Shares may be sold by the Holder only pursuant to exemptions from the registration requirements of the Act, if any are then available. In connection with an underwritten initial public offering by the Company of its equity securities pursuant to a registration statement filed under the Act, the Holder shall not sell, pledge, dispose or transfer any interest in (or otherwise agree to engage in any of the foregoing transactions with respect to) any of the Warrant Stock or any interest herein without the prior written consent of the Company or its underwriters for a period of up to 180 days following the effectiveness of the registration statement, and the Holder agrees to enter into a "lockup letter" so restricting such transfers; provided, that the Holder's obligations to refrain from transferring Warrant Stock and to enter into a lockup letter shall be effective only if the executive officers and directors of the Company also enter into similar lockup letters. In order to enforce the limitations of this Section 13, the Company may impose stop-transfer instructions with respect to the Warrant Stock until the end of the applicable lockup period.

          14.  Transfers.  Subject to the terms and conditions contained in
               ---------
Section 13 hereof, this Warrant and all rights hereunder are transferable in whole or in part by the Holder and any successor transferee; provided, however, that in no event shall the total number of transfers of any of the rights and interests in all of the Warrant exceed five (5) transferees. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit B (the "Transfer Notice"), at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. The Transfer Notice shall also be accompanied with an opinion of counsel reasonably satisfactory in substance to the Company that the transfer will not (i) violate any provision of the Act and any applicable state securities laws or (ii) cause the Company to lose the exemption from registration under applicable federal and state securities laws used for the original issuance of this Warrant.

          15.  Legend.  Each certificate representing Warrant Stock or any other
               ------
security issued or issuable upon exercise of this Warrant shall bear the following legend, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

          The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act.

          16.  Applicable Law.  This Warrant shall be governed by, and construed
               --------------
in accordance with, the laws of the State of Michigan.


Date:  _________________, 199__     AASTROM Biosciences, Inc.

                                    By:____________________________

                        ACCEPTANCE OF WARRANT AGREEMENT



     The undersigned hereby accepts this Warrant and agrees to abide by all the terms and conditions hereof. The undersigned further represents and agrees that it is an "accredited investor" as defined by Rule 501 promulgated by the Securities and Exchange Commission and that it is accepting this Warrant for its own account for investment purposes and not with a view to or for sale in connection with a distribution of the Warrant or the Warrant Stock.


Dated:  __________________________, 199__

                    WARRANT HOLDER:

                         The State Treasurer of the State of Michigan, Custodian of the Michigan Public School
                         Employees' Retirement System, State Employees' Retirement System, Michigan State Police
                         Retirement System, and Michigan Judges
                         Retirement System

                         By: ______________________________________

                                   EXHIBIT A


                               EXERCISE AGREEMENT
                               ------------------



To:  ______________________________

Dated:  _________________


     The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase ______ shares of the Warrant Stock covered by such Warrant and makes payment herewith in the sum of $__________ as full payment for such Warrant Stock, at the price per share of $__________, as provided by such Warrant.



                              Signature:
                                           -----------------------------------
                              Print Name:
                                           -----------------------------------
                              Address:
                                           -----------------------------------

                                           -----------------------------------

                              Federal Tax
                              Identification
                              Number:
                                           -----------------------------------

                                   EXHIBIT B

                                TRANSFER NOTICE


          (To transfer or assign the foregoing Warrant, execute this form and supply the information and materials required by Section 14 of the Warrant. Do not use this form to purchase shares.)



     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to

--------------------------------------------------------------------------------
                                 (Please Print)

whose address is
                 ---------------------------------------------------------------

--------------------------------------------------------------------------------
                    Dated
                          ------------------------
                    Holder's Signature
                                       -----------------------------------------
                    Print Holder's Name
                                        ----------------------------------------
                    Holder's Address
                                     -------------------------------------------

                                     -------------------------------------------

Signature Guaranteed:
                      ---------------------------------------

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.